UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2005

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Based upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors and based upon independent third party studies of director compensation, on May 24, 2005, following the annual meeting of stockholders, the Board of Directors approved the following directors as chairs and members of the following committees, with the corresponding cash compensation:

	Lead Independent Director	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Annual Cash Retainer Portion of Compensation
Manuel Diaz	Lead	Member	Member	Chair	$80,000
Kevin C. Eichler		Chair			$30,000
Claude M. Leglise			Chair	Member	$30,000
Edward S. Russell		Member			$20,000
James Thanos			Member	Member	$20,000

The above-mentioned revised cash retainer portion of the director compensation is paid quarterly, effective July 1, 2005. The directors’ equity compensation and reimbursement of out-of-pocket expenses have not been changed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2005

SUPPORTSOFT, INC.

By:	/s/ Brian M. Beattie
Brian M. Beattie
Executive Vice President of Finance and
Administration and Chief Financial Officer
(Principal Financial Officer and Chief Accounting Officer)